EXHIBIT 21.1

BOYD GAMING CORPORATION

Subsidiary Name	State or Other Jurisdiction of Incorporation
Boyd Gaming Corporation	Nevada
BGM Co. Inc.	Nevada
Blue Chip Casino, LLC	Indiana
Boyd Acquisition, LLC	Delaware
Boyd Acquisition I, LLC	Delaware
Boyd Acquisition II, LLC	Delaware
Peninsula Gaming, LLC	Delaware
Belle of Orleans, L.L.C. dba Amelia Belle Casino	Louisiana
Diamond Jo, LLC dba Diamond Jo Casino	Delaware
Diamond Jo Worth, LLC dba Diamond Jo Worth	Delaware
Kansas Star Casino, LLC dba Kansas Star Casino	Kansas
Peninsula Gaming Corp.	Delaware
The Old Evangeline Downs, L.L.C. dba Evangeline Downs Racetrack & Casino	Louisiana
Boyd Atlantic City, Inc.	New Jersey
Marina District Development Holding Co., LLC	New Jersey
Marina District Development Company, LLC	New Jersey
Atlantic City Express Services, LLC dba ACES	New Jersey
Marina District Finance Company, Inc.	New Jersey
Boyd Central Region, Inc.	Nevada
Boyd Development Corporation	Nevada
Boyd FSE, Inc.	Nevada
Boyd Gaming Japan Development Co.	Nevada
Boyd Interactive Gaming, Inc.	Nevada
Boyd Interactive Gaming, L.L.C.	Nevada
IA - IPR Holdings LLC	Nevada
Boyd Louisiana Racing, L.L.C.	Louisiana
Boyd Racing, L.L.C. dba Delta Downs Racetrack Hotel & Casino	Louisiana
Red River Entertainment of Shreveport, L.L.C. dba Sam's Town Shreveport	Louisiana
Treasure Chest Casino, L.L.C.	Louisiana
Boyd Office Building, Inc.	Nevada
Boyd Pennsylvania, Inc.	Pennsylvania
Boyd Pennsylvania Partners, LP	Pennsylvania
Boyd Rhode Island, Inc.	Nevada
Boyd Robinsonville, Inc.	Mississippi
Boyd Shared Services Inc. dba Boyd Linen and Uniform Services	Nevada
Boyd Travel, Inc. dba Vacations Hawaii	Nevada
Coast Vacations, Inc.	Nevada
Boyd Tunica, Inc. dba Sam's Town Hotel and Gambling Hall Tunica	Mississippi
Boyd Biloxi, LLC dba IP Casino Resort Spa	Mississippi
Boyd Florida, LLC	Mississippi
Boyd Sunrise, LLC	Florida
BYDSSE Gaming, LLC	Florida

Subsidiary Name	State or Other Jurisdiction of Incorporation
Tunica Golf Course, LLC	Mississippi
The Aragon Group	Florida
Summersport Enterprises, LLC	Florida
California Hotel & Casino dba California Hotel and Casino & Sam's Town Hotel & Gambling Hall	Nevada
1100 Boulder Highway, LLC	Nevada
California Hotel Finance Corporation	Nevada
Echelon Resorts LLC	Nevada
Eldorado, Inc. dba Eldorado Casino and Jokers Wild	Nevada
M.S.W., Inc. dba Main Street Station Hotel and Casino	Nevada
Sam-Will, Inc. dba Fremont Hotel & Casino	Nevada
Coast Casinos, Inc.	Nevada
Coast Hotels & Casinos, Inc. dba The Orleans Hotel and Casino, Gold Coast Hotel and Casino, Suncoast Hotel and Casino	Nevada
BNLV, L.L.C.	Nevada
BCO Gaming, L.L.C.	Nevada
Constellation Insurance Company, Inc.	Hawaii
East West Gaming, LLC	California
Tides 8, LLC	California
Echelon Resorts Corporation	Nevada
FGB Development, Inc.	Florida
OED Acquisition, LLC	Delaware
Par-A-Dice Gaming Corporation dba Par-A-Dice Casino	Illinois